UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 1, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION – FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 1, 2008, IA Global Inc.’s wholly owned subsidiary Global Hotline, Inc. (“Global Hotline”) signed an amendment extending the terms of its working capital loan with Mitsui Sumitomo Bank Co Ltd. The loan was entered into on July 27, 2007, and was for 200,000,000 Yen, or approximately $1,623,000 at current exchange rates. The amendment requires a monthly repayment of 5,555,000 Yen, or approximately $51,000 at current exchange rates starting on August 31, 2008. On December 31, 2008, the monthly repayment is reset over the remaining payment term, which expires on July 31, 2011. Interest of 3.375% is payable monthly starting on August 31, 2008.

The loan is guaranteed by Hideki Anan, the CEO of Global Hotline. There are no covenants or security requirements related to this loan.

The amendment will be filed as an exhibit to the Form 10-Q for the three months ending September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: August 1, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer